Exhibit 99.1

CONTACT:

Tierney Saccavino

(917) 783-0251

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Agreement for Sale of Manufacturing Operations

and Long-Term Global Supply Agreement for INBRIJA®, Corporate Restructuring,

and Enters into “At The Market” Offering Agreement

•	$80 million up-front payment will substantially increase cash balance

•	Sale, restructuring and other operating expense reductions will reduce annual operating expenses by approximately $40 million

•	Total 2021 non-GAAP operating expense guidance expected to be $130-$140 million[1]

•	At The Market (ATM) offering allows the sale of common stock at aggregate value up to $15.25 million[1]

•	Supply agreement will ensure uninterrupted supply of INBRIJA (levodopa inhalation powder) to people with Parkinson’s

ARDSLEY, NY – January 13, 2021 - Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that it has entered into a definitive agreement to sell its INBRIJA manufacturing operations in Chelsea, Massachusetts to Catalent for $80 million in cash. In connection with the sale, Acorda and Catalent have entered into a long-term global supply agreement under which Catalent will manufacture and package INBRIJA for Acorda, ensuring an uninterrupted drug supply for Acorda’s patients and continued adherence to best-in-class manufacturing quality and safety standards.

As part of the deal, Catalent will absorb all Acorda employees who work at the Chelsea facility, and certain Acorda employees at the Company’s Waltham, Massachusetts facility.

Acorda also announced a corporate restructuring to reduce costs and focus its resources on INBRIJA. In addition to the associates who will transition to Catalent, Acorda is reducing its combined Ardsley, Waltham and field headcount by approximately 16% through a reduction in force.

“Today’s announcements represent important steps in our ongoing efforts to strengthen our capital structure, enhance our operating efficiency and position Acorda to drive long-term value for our shareholders,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer. “Through the sale of the Chelsea operations we are monetizing our excess manufacturing capacity and significantly reducing expenses. This will ensure that our patients have uninterrupted access to INBRIJA, while meaningfully improving both our balance sheet and P&L.”

“The restructuring is necessary for Acorda to have an infrastructure and expenses that are right-sized for our products and revenue. This is a difficult step for us all, not least for those who will no longer be employed at the company,” he added. “We thank them for their dedication and contributions in bringing INBRIJA and AMPYRA to the patient communities we serve. We will be providing these colleagues with severance and assistance in seeking new positions.”

Sale of Manufacturing Operations

After taking into account estimated transaction fees and other estimated expenses, Acorda’s net proceeds are expected to be approximately $70 million. In addition, Acorda expects to save approximately $10 million in annual operating expenses related to the operation of the manufacturing facility. Together, this will provide Acorda with a stronger balance sheet and additional financial flexibility to reduce debt and execute on its strategic priorities in 2021 and beyond. MTS Health Partners, L.P. is serving as exclusive financial advisor to Acorda Therapeutics on the transaction.

Completion of the transaction is subject to customary closing conditions and is expected to occur in the first quarter of 2021.

Corporate Restructuring

The Company expects to realize estimated annualized cost savings related to headcount reductions of approximately $6 million beginning in 2021. Acorda estimates that it will incur approximately $3.2 million of pre-tax charges for severance and other costs related to the restructuring, through the first quarter of 2021.

Expected Fourth Quarter and 2020 Financial Performance

•	INBRIJA Q4 2020 net revenue of approximately $9 million. Full year 2020 net revenue of approximately $24 million (unaudited).

•	AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg net revenue for Q4 2020 of approximately $25 million. Full year 2020 net revenue of approximately $98 million (unaudited).

•

The Company continues to expect full year non-GAAP 2020 operating expense of $170 - $180 million. This is a non-GAAP projection that excludes restructuring costs and share-based compensation, as more fully described below under “Non-GAAP Financial Measures.”

•

2020 year-end cash, cash equivalents and restricted cash were approximately $102 million (unaudited). Restricted cash includes $31 million in escrow related to the 6% semi-annual interest payment, payable in cash or stock, of the Company’s 2024 convertible notes. If the Company elects to make an interest payment on such notes in stock, the cash equivalent of such interest payment will be released from escrow.

•	Final results are subject to completion of the Company’s year-end audit.

2021 Expense Guidance

Acorda expects that combined savings from the sale, restructuring and other operating cost reductions will reduce annual operating expenses by approximately $40 million.

The Company provided new operating expense guidance of $130 to $140 million for the full year 2021. This is a non-GAAP projection that excludes restructuring costs and share-based compensation, as more fully described below under “Non-GAAP Financial Measures.”

At The Market Offering Agreement

Acorda also entered into an At The Market (ATM) Offering Agreement with H.C. Wainwright & Co., LLC as sales agent. Pursuant to the ATM Agreement, the Company may offer and sell shares of its common stock having an aggregate value of up to $15.25 million in an at-the-market offering. The shares of common stock will be offered pursuant to the Company’s effective Registration Statement on Form S-3 (File Number 333-248738), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 17, 2020, and a prospectus supplement to be filed with the SEC.

Before investing in Acorda’s common stock, investors should carefully read the prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein and any free writing prospectus. The shares of common stock may be offered only by means of a prospectus, including a prospectus supplement, forming a part of an effective registration statement. The prospectus supplement and the accompanying prospectus may be freely obtained by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022 by email: placements@hcwco.com or by telephone: (646) 975-6996.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Non-GAAP Financial Measures

This press release includes financial measures that were not prepared in accordance with accounting principles generally accepted in the United States (GAAP). In particular, we have provided 2020 and 2021 operating expense guidance on a non-GAAP basis, as the guidance excludes restructuring costs and share-based compensation charges. Reconciliations of these measures to the most directly comparable GAAP financial measures are not available at this time because our analysis of our 2020 financial performance (including share-based compensation expense and other GAAP expenses) is ongoing, and because the 2021 financial measure is forward-looking in nature and the amount of compensation charges needed to reconcile this measure to the most directly comparable GAAP financial measure is dependent on future changes in the market price of our common stock and is not available at this time. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of these non-GAAP financial measures, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because they exclude (i) expenses that pertain to non-routine restructurings, and (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock. We believe these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding expected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company’s business and to evaluate its performance.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® (levodopa inhalation powder) is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may be unable to successfully complete the sale of our manufacturing operations; we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related quarantines and travel restrictions, and the potential for the illness to affect our employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures and take other actions which are necessary for us to continue as a going concern; risks associated with the trading of our common stock and our reverse stock split; risks related to our workforce, including our ability to realize the expected benefits of our corporate restructuring; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of AMPYRA, and, following the sale of our manufacturing operations, INBRIJA; third party payers (including governmental agencies) may not reimburse for the use of INBRIJA or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for INBRIJA, AMPYRA and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Preliminary Financial Information

The Company reports its financial results in accordance with U.S. generally accepted accounting principles. All financial information in this press release as of and for the year ended December 31, 2020 is preliminary, as financial close procedures for the year ended December 31, 2020 are not yet complete. These estimates are not a comprehensive statement of the financial condition and results of operations of the Company as of and for the year ended December 31, 2020. Actual results may differ materially from these estimates as a result of the completion of normal year-end accounting procedures and adjustments, including the performance of the Company’s internal control over financial reporting, the completion of the preparation and management’s review of the Company’s financial statements as of and for the year ended December 31, 2020 and the subsequent occurrence or identification of events prior to the filing of the financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

1 This guidance is a non-GAAP projection that excludes certain items as more fully described under “Non-GAAP Financial Measures.”

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